                                                    EXHIBIT NO. 99.12(b)
[ON ROPES & GRAY LETTERHEAD]

October 9, 2012

MFS Mid Cap Growth Portfolio
MFS Variable Insurance Trust II
c/o Massachusetts Financial Investment Company
500 Boylston Street
Boston, MA 02116

MFS Mid Cap Growth Series
MFS Variable Insurance Trust
c/o Massachusetts Financial Investment Company
500 Boylston Street
Boston, MA 02116

Ladies and Gentlemen:

We hereby consent to the filing as an exhibit to Post Effective Amendment No. 1 to your Registration Statement on Form N-14 (File No. 333-181525) of our opinion dated August 17, 2012 addressed to MFS Variable Insurance Trust II on behalf of MFS Mid Cap Growth Portfolio and MFS Variable Insurance Trust on behalf of MFS Mid Cap Growth Series, as to certain tax matters related to the reorganization of MFS Mid Cap Growth Portfolio, a series of MFS Variable Insurance Trust II, and MFS Mid Cap Growth Series, a series of MFS Variable Insurance Trust

Very truly yours,

/s/ ROPES & GRAY LLP
Ropes & Gray LLP